                                                                     EXHIBIT 4.4
--------------------------------------------------------------------------------


                 STOCKHOLDERS AND REGISTRATION RIGHTS AGREEMENT


                                 by and between

                                   TIVO INC.

                                      and

                              AMERICA ONLINE, INC.


                            dated as of June 9, 2000

--------------------------------------------------------------------------------

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                               TABLE OF CONTENTS
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                                                                                      Page
                                                                                      ----

RECITALS..............................................................                   1

ARTICLE I DEFINITIONS..................................................                  1
     SECTION 1.1  Certain Defined Terms...............................                   1
     SECTION 1.2  Other Definitional Provisions.......................                   9

ARTICLE II CORPORATE GOVERNANCE OF THE COMPANY.........................                  9
     SECTION 2.1  Board Representation/Observation....................                   9
     SECTION 2.2  Available Information...............................                  11
     SECTION 2.3  Access..............................................                  12
     SECTION 2.4  Voting of Shares....................................                  12
     SECTION 2.5  Termination of Rights and Obligations...............                  13
     SECTION 2.6  Other Approval Rights...............................                  13
     SECTION 2.7  Ownership Restrictions..............................                  13

ARTICLE III TRANSFERS..................................................                 13
     SECTION 3.1  Transfer Restrictions...............................                  13
     SECTION 3.2  Transferees.........................................                  14
     SECTION 3.3  Right of First Offer................................                  14
     SECTION 3.4  Termination of Rights and Obligations...............                  15

ARTICLE IV EQUITY PURCHASE RIGHTS......................................                 16
     SECTION 4.1  Unregistered Securities Offerings...................                  16
     SECTION 4.2  Other Issuances of Common Stock.....................                  17
     SECTION 4.3  Issuances of Convertible Securities.................                  18
     SECTION 4.4  No Restrictions.....................................                  19
     SECTION 4.5  Termination of Equity Purchase Rights...............                  20

ARTICLE V REGISTRATION RIGHTS..........................................                 20
     SECTION 5.1  Registration on Request.............................                  20
     SECTION 5.2  Incidental Registrations............................                  24
     SECTION 5.3  Additional Registration Rights......................                  25

ARTICLE VI REGISTRATION PROCEDURES.....................................                 25
     SECTION 6.1  Registration Procedures.............................                  25
     SECTION 6.2  Information Supplied................................                  29
     SECTION 6.3  Restrictions on Disposition.........................                  29
     SECTION 6.4  Indemnification.....................................                  29
     SECTION 6.5  Required Reports....................................                  33
     SECTION 6.6  Holdback Agreement..................................                  33
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     SECTION 6.7  No Inconsistent Agreement...........................                  33

ARTICLE VII STANDSTILL.................................................                 34
     SECTION 7.1  Acquisition of Additional Voting Securities.........                  34

ARTICLE VIII RIGHT OF NOTIFICATION AND FORBEARANCE.....................                 35
     SECTION 8.1  Right of Notification...............................                  35
     SECTION 8.2  Forbearance.........................................                  36
     SECTION 8.3  Other Rights........................................                  36

ARTICLE IX MISCELLANEOUS...............................................                 36
     SECTION 9.1  Termination.........................................                  36
     SECTION 9.2  Amendments and Waivers..............................                  37
     SECTION 9.3  Successors, Assigns and Transferees.................                  37
     SECTION 9.4  Notices.............................................                  37
     SECTION 9.5  Further Assurances..................................                  37
     SECTION 9.6  Entire Agreement....................................                  37
     SECTION 9.7  Delays or Omissions.................................                  38
     SECTION 9.8  Governing Law; Jurisdiction; Waiver of Jury Trial...                  38
     SECTION 9.9  Severability........................................                  38
     SECTION 9.10  Enforcement........................................                  38
     SECTION 9.11  Titles and Subtitles...............................                  38
     SECTION 9.12  Counterparts; Facsimile Signatures.................                  38


                 STOCKHOLDERS AND REGISTRATION RIGHTS AGREEMENT


          THIS STOCKHOLDERS AND REGISTRATION RIGHTS AGREEMENT (this "Agreement")
                                                                     ---------
is entered into as of June 9, 2000, among TiVo Inc., a Delaware corporation (the "Company"), and America Online, Inc., a Delaware corporation ( "AOL").
 -------                                                        ---


                                 RECITALS
                                 --------

          WHEREAS, the Company and AOL have entered into a Definitive Product Integration and Marketing Relationship Agreement, dated as of the date hereof (the "Commercial Agreement") pursuant to which the Company and AOL will work
      --------------------
together to jointly develop a branded interactive television service;

          WHEREAS, the Company and AOL have entered into a Investment Agreement, dated as of the date hereof (the "Investment Agreement"), pursuant to which the
                                  --------------------
Company has agreed to sell to AOL and AOL has agreed to purchase from the Company shares of its Common Stock (the "Shares") and, in certain circumstances,
                                         ------
its Series A Convertible Preferred Stock, par value $0.001 per share (the "Preferred Shares"), upon the terms provided in the Investment Agreement and in
-----------------
the amended and restated certificate of incorporation of the Company in the form attached to the Investment Agreement as Exhibit A, and (ii) warrants to purchase shares of Common Stock, upon the terms provided in the Investment Agreement and in the forms of warrants attached as Exhibits B, C, D and E to the Investment Agreement (the "Warrants").
                --------

          WHEREAS, the parties hereto desire to enter into certain arrangements relating to the Company and AOL's interest in the Company.

          NOW, THEREFORE, in consideration of the foregoing recitals and of the mutual promises hereinafter set forth, the parties hereto agree as follows:


                                   ARTICLE I

                                  DEFINITIONS
                                  -----------

          SECTION1.1  Certain Defined Terms.  As used herein, the following
                      ---------------------
terms shall have the following meanings:

          "Acquisition Proposal" means any offer or proposal for any merger,
           --------------------
consolidation, purchase of substantial assets of the Company (including securities), tender, exchange or other offer for any Equity Securities or other business combination involving the Company or any of its Subsidiaries.

          "Acquisition Proposal Notice" has the meaning assigned to such term in
           ---------------------------
Section 8.1(a).

          "Acquisition Restrictions" has the meaning assigned to such term in
           ------------------------
Section 7.1(a).

          "Adverse Effect" has the meaning ascribed to such term in Section
           --------------
5.1(g).

          "Adverse Market Effect" has the meaning ascribed to such term in
           ---------------------
Section 5.1(h).

          "Affiliate" means, with respect to any Person, any other Person that
           ---------
directly or indirectly through one or more intermediaries, controls, is controlled by or is under common control with, such specified Person.

          "AOL Offer Notice" has the meaning assigned to such term in Section
           ----------------
3.3(a).

          "AOL Offered Securities" has the meaning assigned to such term in
           ----------------------
Section 3.3(a).

          "AOL Observer" has the meaning ascribed to such term in Section 2.1.
           ------------

          "AOL Participation Securities" has the meaning assigned to such term
           ----------------------------
in Section 4.3(a).

          "AOL Representative" has the meaning ascribed to such term in Section
           ------------------
2.1.

          "AOL Unregistered Shares" has the meaning assigned to such term in
           -----------------------
Section 4.1(a).

          "Arbitrating Investment Banker" has the meaning assigned to such term
           -----------------------------
in the definition of Fair Market Value contained in this Section 1.1.

          "beneficial owner" or "beneficially own" has the meaning given such
           ----------------      ----------------
term in Rule 13d-3 under the Exchange Act and a Person's beneficial ownership of either Common Stock or Preferred Shares or other Voting Securities of the Company shall be calculated in accordance with the provisions of such Rule; provided that, for purposes of determining beneficial ownership, a Person shall
--------
be deemed to be the beneficial owner of any security which may be acquired by such Person whether within sixty (60) days or thereafter, upon the conversion, exchange or exercise of any warrants, options, rights or other securities.

          "Business Day" means any day that is not a Saturday, a Sunday or other
           ------------
day on which banks are required or authorized by law to be closed in The City of New York.

          "Bylaws" means the Amended and Restated Bylaws of the Company, as in
           ------
effect on the date hereof and as the same may be amended, supplemented or otherwise modified from time to time in accordance with the terms thereof, the terms of the Certificate and the terms of this Agreement.

          "Capital Stock" means, with respect to any Person at any time, any and
           -------------
all shares, interests, participations or other equivalents (however designated, whether voting or non-voting) of capital stock, partnership interests (whether general or limited) or equivalent ownership interests in or issued by such Person and, with respect to the Company, includes any and all shares of Common Stock, the Preferred Shares and any other shares of preferred stock of the Company.

          "Certificate" means the Amended and Restated Certificate of
           -----------
Incorporation of the Company as in effect on the date hereof and as the same may be amended, supplemented or otherwise modified from time to time in accordance with the terms thereof and the terms of this Agreement.

          "Change of Control" means:
           -----------------

          (a) any Person is or becomes the beneficial owner, directly or indirectly (whether by merger, consolidation, purchase of securities or otherwise), of more than 50% of the total voting power of all the outstanding Voting Securities of the Company (or its successor by merger, consolidation or purchase of all or substantially all of its assets) (for the purposes of this clause, such person shall be deemed to beneficially own any Voting Securities of the Company held by an entity, if such Person beneficially owns, directly or indirectly, more than 50% of the total voting power of the Voting Securities of such entity).

          (b) during any period of two (2) consecutive years, individuals who at the beginning of such period constituted the Company Board (together with any new Directors whose election by such Company Board or whose nomination for election by the stockholders of the Company, as the case may be, was approved by a vote of at least a majority of the Directors then still in office who were either Directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the Company Board then in office;

          (c) the Transfer, lease or other disposition, in one or a series of related transactions, of all or substantially all of the assets of the Company and its Subsidiaries taken as a whole to any Third Party; or

          (d) the adoption by the stockholders of the Company of a plan or proposal for the liquidation or dissolution of the Company.

          "Claims" has the meaning assigned to such term in Section 6.4(a).
           ------

          "Closing" has the meaning assigned to such term in the Investment
           -------
Agreement.

          "Commercial Agreement" has the meaning assigned to such term in the
           --------------------
Recitals.

          "Common Stock" means the common shares, par value $0.001 per share, of
           ------------
the Company and any securities issued in respect thereof, or in substitution therefor, in connection with any stock split, dividend, spin-off or combination, or any reclassification, recapitalization, merger, consolidation, exchange or other similar reorganization or business combination.

          "Company Board" means the Board of Directors of the Company.
           -------------

          "Company Offering" has the meaning assigned to such term in Section
           ----------------
5.1(h).

          "control" (including the terms "controlled by" and "under common
           -------                        -------------       ------------
control with"), with respect to the relationship between or among two or more
------------
Persons, means the possession, directly or indirectly, of the power to direct or cause the direction of the affairs or management of a Person, whether through the ownership of voting securities, as trustee or executor, by contract or otherwise.

          "Delay Notice" has the meaning assigned to such term in Section
           ------------
5.1(h).

          "Demand Party" has the meaning assigned to such term in Section
           ------------
5.1(a).

          "Director" means a member of the Company Board.
           --------

          "Equity Securities" means any and all shares of Capital Stock of the
           -----------------
Company, securities of the Company convertible into, or exchangeable or exercisable for, such shares, and options, warrants or other rights to acquire such shares (including the Warrants).

          "Exchange Act" means the Securities Exchange Act of 1934, as amended,
           ------------
and the rules and regulations promulgated thereunder.

          "Fair Market Value" means, as of any date, (A) with respect to the
           -----------------
securities of any Person, either (x) the average of the closing reported sale prices of such securities on the principal national securities exchange or automated quotation service on which such security is then listed or quoted for the ten consecutive trading days immediately prior to the date as of which Market Value is being determined, or (y) if such securities are not publicly traded, then the fair market value of such securities as mutually agreed in good faith between the Company and AOL or, failing such agreement, as determined by a nationally recognized investment banking firm selected by mutual agreement of an investment banking firm selected by AOL and an investment banking firm selected by the Company (the "Arbitrating Investment Banker"), and (B) with respect to
                     -----------------------------
any other assets, the fair market value of such assets as determined by the Arbitrating Investment Banker in accordance with the procedures set forth in clause (y) above.

          "GAAP" means generally accepted accounting principles, as in effect in
           ----
the United States of America from time to time.

          "Group" has the meaning assigned to such term in Section 13(d)(3) of
           -----
the Exchange Act.

          "Holder" means AOL and any Affiliates of AOL as well as any Transferee
           ------
of AOL or any of its Affiliates entitled to the rights under Articles V and VI of this Agreement.

          "Incentive Issuances" means the issuance or grant of any option to
           -------------------
purchase Common Stock or shares of Common Stock (including upon the exercise of options) in the ordinary course of business under any employee stock option, employee stock purchase or other equity-based employee incentive plan, which plan was approved by the Company Board prior to such grant or issuance.

          "Indemnified Parties" has the meaning assigned to such term in Section
           -------------------
6.4(a).

          "Information Delay Notice" has the meaning assigned to such term in
           ------------------------
Section 5.1(h).

          "Investment Agreement" has the meaning assigned to such term in the
           --------------------
Recitals.

          "Law" has the meaning assigned to such term in the Investment
           ---
Agreement.

          "Managing Underwriters" has the meaning assigned to such term in
           ---------------------
Section 5.1(f).

          "Material Breach of the Commercial Agreement" means a "Material
           -------------------------------------------
Breach" as defined in the Commercial Agreement.

          "NASD" means the National Association of Securities Dealers, Inc.
           ----

          "Nasdaq" means the Nasdaq National Market tier of The Nasdaq Stock
           ------
Market.

          "NYSE" means The New York Stock Exchange, Inc.
           ----

          "Other Issuance Shares" has the meaning assigned to such term in
           ---------------------
Section 4.2(a).

          "Other Share Issuance" has the meaning assigned to such term in
           --------------------
Section 4.2(a).

          "Ownership Percentage" means, at any time, the ratio, expressed as a
           --------------------
percentage, (i) of the total shares of Common Stock beneficially owned by AOL and its Affiliates to (ii) the total number of outstanding shares of Common Stock, in each case (x) including (A) all shares issuable upon conversion of the Preferred Shares, if any, and (B) all shares issuable upon exercise of all the Warrants (regardless of whether they are exercisable at such time), but (y) excluding all shares issuable upon the conversion or exercise of Participation Securities or any other convertible or exercisable securities of the Company.

          "Participation Offering" has the meaning assigned to such term in
           ----------------------
Section 4.3(a).

          "Participation Offering Notice" has the meaning assigned to such term
           -----------------------------
in Section 4.3(b).

          "Participation Securities" has the meaning assigned to such term in
           ------------------------
Section 4.3(a).

          "Person" means any individual, corporation, limited liability company,
           ------
limited or general partnership, joint venture, association, joint-stock company, trust, unincorporated organization, government or any agency or political subdivisions thereof or any Group comprised of two or more of the foregoing.

          "Preferred Shares" has the meaning assigned to such term in the
           ----------------
Recitals.

          "Pro Rata Portion" means:
           ----------------

          (a) for purposes of Section 4.1, on any issuance date for Unregistered Shares, the number or amount of Unregistered Shares equal to the product of (i) the total number or amount of Unregistered Shares to be issued by the Company on the applicable date multiplied by (ii) the fraction determined by dividing (A) the number of shares of Common Stock beneficially owned by AOL and its Affiliates (including the shares of Common Stock issuable upon conversion of the Preferred Shares, but excluding any shares of Common Stock issuable pursuant to the Warrants or Participation Securities held by AOL on such date) by (B) the total number of shares of Common Stock outstanding on such date;

          (b) for purposes of Section 4.2, on any issuance date for an Other Share Issuance, the number or amount of Other Issuance Shares included in such Other Share Issuance equal to the product of (i) the total number or amount of Other Issuance Shares issued by the Company on the applicable date multiplied by
(ii) the fraction determined by dividing (A) the number of shares of Common Stock beneficially owned by AOL and its Affiliates (including the shares of Common Stock issuable upon conversion of the Preferred Shares, but excluding any shares of Common Stock issuable pursuant to the Warrants or Participation Securities held by AOL on such date) by (B) the total number of shares of Common Stock outstanding on such date; or

          (c) for purposes of Section 4.3, on any issuance date for Participation Securities, the number or amount of Participation Securities equal to the product of (i) the total number or amount of Participation Convertible Securities to be issued by the Company multiplied by (ii) the fraction determined by dividing (A) the number of shares of Common Stock beneficially owned by AOL and its Affiliates on such date (including the shares of Common Stock issuable upon conversion of the Preferred Shares, exercise of the Warrants, and exercise or conversion of Participation Securities previously issued and outstanding) by (B) the total number of shares of Common Stock outstanding on such date (including the shares of Common Stock issuable upon conversion of the Preferred Shares, exercise of the Warrants, and exercise or conversion of Participation Securities previously issued and outstanding).

          "Registrable Securities" means any Preferred Shares and any Common
           ----------------------
Stock (including the Warrant Shares) held by any Holder. For purposes of this Agreement, any required calculation of the amount of, or percentage of, Registrable Securities shall be based on the number of shares of Common Stock which are Registrable Securities, including shares issuable upon the conversion, exchange or exercise of any security convertible, exchangeable or exercisable into Common Stock (including the Warrants and the Preferred Shares). As to any particular Registrable Securities, once issued, such Registrable Securities shall cease to be Registrable Securities when:

   (i) a registration statement with respect to the sale by the Holder of such securities shall have become effective under the Securities Act and such securities shall have been disposed of in accordance with such registration statement;

   (ii) such securities shall have been distributed to the public pursuant to Rule 144; or

   (iii)  such securities shall have ceased to be outstanding.

          "Registration Expenses" means any and all expenses incident to
           ---------------------
performance of or compliance with Articles V and VI of this Agreement, including:

   (i) all SEC and NYSE or other securities exchange, Nasdaq or NASD registration and filing fees;

   (ii) all fees and expenses of complying with securities or blue sky laws (including the reasonable fees and disbursements of counsel for the underwriters in connection with blue sky qualifications of the Registrable Securities);

   (iii)  all printing, messenger and delivery expenses;

   (iv) all fees and expenses incurred in connection with the listing of the Registrable Securities on Nasdaq or any other securities exchange pursuant to this Agreement and all rating agency fees;

   (v) the fees and disbursements of counsel for the Company and of its independent public accountants, including the expenses of any special audits and/or "cold comfort" letters required by or incident to such performance and compliance;

   (vi) any reasonable fees and disbursements of underwriters and their counsel customarily paid by the issuers or sellers of securities, and the reasonable fees and expenses of special experts retained in connection with the requested registration, but excluding underwriting discounts and commissions; and

   (vii)  all expenses incurred in connection with any road shows.

          "Rule 144" means Rule 144 (or any successor provision) promulgated
           --------
under the Securities Act.

          "Schedule 13D" means the Statement on Schedule 13D filed by AOL
           ------------
pursuant to Rule 13d-1 under the Exchange Act relating to AOL's interest in the Company's Capital Stock, and any amendments thereto.

          "SEC" means the U.S. Securities and Exchange Commission or any other
           ---
federal agency then administering the Securities Act or the Exchange Act and other federal securities laws.

          "Securities Act" means the Securities Act of 1933, as amended, and the
           --------------
rules and regulations promulgated thereunder.

          "Set Top Box Launch" has the meaning assigned to such term in the
           ------------------
Investment Agreement.

          "Shares" has the meaning assigned to such term in the Recitals.
           ------

          "Standstill Period" means the period commencing on the date hereof and
           -----------------
continuing until the earlier of:

     (i)  the eighth anniversary of the date hereof; or

     (ii) the first date on which AOL does not own in excess of 10% of the outstanding shares of Common Stock.

          "Subsidiary" means (i) any corporation of which a majority of the
           ----------
securities entitled to vote generally in the election of directors thereof, at the time as of which any determination is being made, are owned by another entity, either directly or indirectly, and (ii) any joint venture, general or limited partnership, limited liability company or other legal entity in which an entity is the record or beneficial owner, directly or indirectly, of a majority of the voting interests or the general partner.

          "Third Party" means any Person who is not an Affiliate of AOL,
           -----------
including any Group, other than a Group which includes AOL or any of its Affiliates as members.

          "Transaction Agreements" means the, collectively, this Agreement, the
           ----------------------
Investment Agreement, the Warrants, the Voting Agreement (as defined in the Investment Agreement), the Escrow Agreement (as defined in the Investment Agreement), the Restated Certificate (as defined in the Investment Agreement) and the Commercial Agreement.

          "Transaction Delay Notice" has the meaning assigned to such term in
           ------------------------
Section 5.1(h).

          "Transfer" means, directly or indirectly, to sell, transfer, assign,
           --------
pledge, encumber, hypothecate or similarly dispose of, either voluntarily or involuntarily, or to enter into any contract with respect to the sale, transfer, assignment, pledge, encumbrance, hypothecation or similar disposition of, any Equity Securities beneficially owned by a Person.

          "Transferee" means any Person to whom AOL or any Transferee thereof
           ----------
Transfers Equity Securities of the Company.

          "Unregistered Offering" has the meaning assigned to such term in
           ---------------------
Section 4.1(a).

          "Unregistered Offering Notice" has the meaning assigned to such term
           ----------------------------
in Section 4.1(b).

          "Unregistered Shares" has the meaning assigned to such term in Section
           -------------------
4.1(a).

          "Voting Securities" means, at any time, shares of any class of Equity
           -----------------
Securities which are then entitled to vote generally in the election of Directors.

          "Warrants" has the meaning assigned to such term in the Recitals.
           --------

          "Warrant Shares" means the shares of Common Stock or other Equity
           --------------
Securities purchasable pursuant to the Warrants, as adjusted from time to time in accordance with the terms of such Warrants and this Agreement, whether such Warrant is exercisable or not.

          SECTION 1.2  Other Definitional Provisions.  (a)  The words "hereof,"
                       -----------------------------
"herein" and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement, and Article and Section references are to this Agreement unless otherwise specified.

          (b) The meanings given to terms defined herein shall be equally applicable to both the singular and plural forms of such terms.


                                  ARTICLE II

                      CORPORATE GOVERNANCE OF THE COMPANY
                      -----------------------------------

          SECTION 2.1  Board Representation/Observation.  (a)  Subject to
                       --------------------------------
Sections 2.5 and 2.1(c), AOL will be entitled to designate one person for election to the Company Board (the "AOL Representative"). The Company agrees to
                                    ------------------
take all such action as may be required under applicable Law:

   (i) so that, effective as of the Closing, the Company Board will include the AOL Representative, and the AOL Representative shall be a member of the class of Directors having a term extending until the 2003 annual meeting of shareholders of the Company;

   (ii) to include the AOL Representative in the slate of nominees for the class of Directors in which the AOL Representative is designated recommended by the Company Board for election by the stockholders of the Company; and

   (iii) to use its best efforts to cause the election of the AOL Representative to the Company Board, including nominating such individual to be elected as a Director of the Company Board.

          (b) In the event that a vacancy is created on the Company Board at any time by the death, disability, retirement, resignation or removal (with or without cause) of any AOL Representative, the Company and the remaining Directors will cause the vacancy created thereby to be filled by a new designee of AOL as soon as possible, who is designated in the manner specified in this
Section 2.1, and the Company hereby agrees to take, or cause to be taken, at any time and from time to time, all actions necessary to accomplish the same.
Unless requested by AOL, the Company agrees not to take any action to cause the removal of any AOL Representative without cause.

          (c) AOL shall have the right, exercisable at any time by written notice to the Company, to appoint one observer (the "AOL Observer") to attend
                                                     ------------
all regular and special meetings of the Board of Directors. Upon delivery to the Company of the notice designating an AOL Observer, AOL shall cause the AOL Representative, if any, to resign as a member of the

Company Board; provided that the person serving as the AOL Representative shall
               --------
be permitted to serve as the AOL Observer. Upon the removal of any AOL Observer, AOL shall have the right, at its sole discretion, subject to Section 2.6, to appoint an AOL Representative in accordance with Section 2.1(a) or a replacement AOL Observer in accordance with this Section 2.1(c); provided that (i) after
                                                     --------
replacing an AOL Representative with an AOL Observer, AOL shall be permitted to freely replace such AOL Observer with an AOL Representative on one occasion, and
(ii) thereafter, if AOL desires to replace such AOL Representative with an AOL Observer, AOL and the Company shall consult in good faith regarding AOL's desire to designate an AOL Representative and such AOL Representative shall be subject to the reasonable discretion of the Company. The AOL Observer shall be entitled to receive the same notice of any such meeting and all other information and materials (financial and otherwise) as and at the same time received by the Directors, and shall have the right to participate therein, but shall not have the right to vote on any matter or to be counted for purposes of determining whether a quorum is present thereat. In addition, the AOL Observer shall have the right to receive copies of any action proposed to be taken by written consent of the Board of Director without a meeting.

          (d) The Company shall reimburse each AOL Representative or AOL Observer, as the case may be, for his or her reasonable out-of-pocket expenses incurred by him or her for the purpose of attending meetings of the Company Board or committees thereof. The AOL Representative or AOL Observer shall also be entitled to the same benefits (including coverage under insurance policies) as other non-employee Directors.

          (e) Notwithstanding that any AOL Representative may be a member of the Company Board or an AOL Observer may be entitled to observe Company Board meetings, AOL and its Affiliates may, and, to the greatest extent permitted by the General Corporation Law of the State of Delaware, any individual serving as an AOL Representative or an AOL Observer may in his own right or as a director, officer, employee or shareholder of any other Person, carry on any activity, pursue any business opportunity or enter into any agreement, arrangement or understanding whatsoever.

          SECTION 2.2  Available Information.  (a)  So long as AOL and its
                       ---------------------
Affiliates collectively own Common Stock and Preferred Shares representing 85% of the shares of Common Stock issued to it at the Closing or receivable upon conversion of the Preferred Shares as of the Closing, the Company will deliver, or will cause to be delivered, the following to AOL:

     (i) to the extent prepared by the Company, as soon as practical after the preparation thereof, a consolidated balance sheet of the Company and its Subsidiaries as of the end of each month, consolidated statements of income and cash flows of the Company and its Subsidiaries, for each month and for the current fiscal year of the Company to date, a comparison of such statements to the corresponding periods of the prior fiscal year and to the Company's business plan then in effect; and

     (ii) an annual budget, a business plan and financial forecasts for the Company for the next fiscal year of the Company, no later than thirty
          (30) days before the beginning of the Company's next fiscal year, in such manner and form as approved by the Company Board, which shall include at least a projection of income and a projected cash flow statement for each fiscal quarter in such fiscal year and a projected balance sheet as of the end of each fiscal quarter in such fiscal year. Any material changes in such business plan shall be delivered to the AOL Representative, the AOL Observer or AOL, as the case may be, as promptly as practicable after such changes have been approved by the Company Board.

          (b) The Company will promptly deliver to AOL when available such number of copies of each annual report on Form 10-K and quarterly report on Form 10-Q of the Company, as filed with the SEC, as AOL shall reasonably request. In the event an annual report on Form 10-K or quarterly report on Form 10-Q is unavailable, the Company may, in lieu of the requirements of the preceding sentence, deliver, or cause to be delivered, the following to the AOL Representative, the AOL Observer or AOL, as the case may be:

     (i) as soon as practicable after the end of each fiscal year of the Company, and in any event within ninety (90) days thereafter, a consolidated balance sheet of the Company and its Subsidiaries as of the end of such fiscal year, and consolidated statements of income and cash flows of the Company and its Subsidiaries for such year, prepared in accordance with GAAP and setting forth in each case in comparative form the figures for the previous fiscal year, all in reasonable detail and followed promptly thereafter (to the extent not available) such financial statements accompanied by the opinion of independent public accountants of recognized national standing selected by the Company, and a Company-prepared comparison to the Company's business plan for such year as approved by the Company Board; and

     (ii) as soon as practicable after the end of the first, second and third quarterly accounting periods in each fiscal year of the Company, and in any event within forty-five (45) days thereafter, a consolidated balance sheet of the Company and its Subsidiaries as of the end of each such quarterly period, and consolidated statements of income and cash flows of the Company and its Subsidiaries for such period and for the current fiscal year to date, prepared in accordance with GAAP and setting forth in comparative form the figures for the corresponding periods of the previous fiscal year and to the Company's business plan then in effect and approved by the Company Board, subject to changes resulting from normal year-end audit adjustments, all in reasonable detail and certified by the principal financial or accounting officer of the Company, except that such financial statements need not contain the notes required by GAAP.

          SECTION 2.3  Access.  So long as AOL and its Affiliates collectively
                       ------
own Common Stock and Preferred Shares representing 85% of the shares of Common Stock issued to it at the Closing or receivable upon conversion of the Preferred Shares as of the Closing, the company will afford AOL the opportunity to discuss the Company's business, affairs, finances, prospects and accounts with the Company's Chief Executive Officer on a quarterly basis and the Company's Chief Financial Officer on a monthly basis, and at such other times and with such other officers, attorneys and accountants of the Company as the Company shall approve (such approval not to be unreasonably withheld).

          SECTION 2.4  Voting of Shares.  (a)  Voting of Shares by AOL.  Subject
                       ----------------        -----------------------
to the final sentence of this Section 2.4 and to Section 2.5, AOL shall be entitled to vote, or cause to be voted, that number of Voting Securities it owns representing up to 19.9% of the voting power of all the outstanding Voting Securities of the Company on any matter submitted to a vote of stockholders (or for which action in lieu of a vote is solicited by the Company) in AOL's sole discretion. Subject to the final sentence of this
Section 2.4 and to Section 2.5, AOL agrees to vote or cause to be voted all of the Voting Securities that it at any time owns representing in excess of 19.9% of the total voting power of all the outstanding Voting Securities on any matter submitted to a vote of stockholders (or for which action in lieu of a vote is solicited by the Company) in accordance with the recommendation of the Company Board. Notwithstanding the foregoing, AOL shall not be limited or restricted in any manner in voting any number of Voting Securities and shall not be subject to any voting obligation with respect to any Voting Securities in respect of any of the following:

     (i) any amendment to the Company's Certificate that is adverse in a discriminatory manner to AOL; or

     (ii) any Acquisition Proposal if the Company has materially breached any of its obligations under Section 6.2 or Section 6.3 of the Investment Agreement or Section 7.1(e), Section 7.1(f) or Article VIII of this Agreement.

          (b) Voting of Shares by New Investors.  In the event that prior to the
              ---------------------------------
Closing (as defined in the Investment Agreement), the Company issues any voting securities in a transaction that is not an underwritten offering, then the Company shall require as a condition of such issuance that the purchasers of such securities enter into a voting agreement similar to the Voting Agreement to vote in favor of the transactions contemplated by the Investment Agreement.

          SECTION 2.5  Termination of Rights and Obligations.  The provisions
                       --------------------------------------
of Section 2.1 and Section 2.4 shall terminate upon expiration of the Standstill Period.

          SECTION 2.6  Other Approval Rights.  If the Company at any time after
                       ----------------------
the date hereof grants to any other holders of Equity Securities any rights to consent to or approve any corporate action, transaction, or other event or development concerning the Company or its business, this Agreement shall be deemed amended to provide to AOL substantially equivalent rights of consent or approval.

          SECTION 2.7  Ownership Restrictions.  The Company shall not adopt,
                       -----------------------
enter into or enforce any restriction on AOL's ability to acquire ownership (beneficial or otherwise) of any securities of the Company, pursuant to a shareholder rights plan or otherwise, except (i) as expressly provided herein and in the other Transaction Agreements or (ii) pursuant to a customary shareholder rights plan that expressly provides that no adverse effect on AOL will occur (including, without limitation, the separation or exercisability of the rights issued pursuant to such plan or the designation of AOL or its affiliates as an "acquiring person" or the like) under such plan by reason of or due to (x) AOL acquiring beneficial ownership of up to 30% of all the outstanding shares of Common Stock, (y) any acquisition of beneficial or record ownership by AOL or its Affiliates of securities of the Company pursuant to the terms of any of the Transaction Agreements (including, without limitation, Article I of the Investment Agreement, Articles IV or VII hereof, the conversion, antidilution, adjustment, dividend or redemption provisions of the Preferred Shares, the exercise, adjustment or antidilution provisions of the Warrants or otherwise) or (z) any action taken by the Company (including, without limitation, repurchases of securities or dividends on equity securities).

                                  ARTICLE III

                                   TRANSFERS
                                   ---------

          SECTION 3.1  Transfer Restrictions.  (a)  Subject to Sections 3.1(b)
                       ---------------------
and 3.4, neither AOL nor any of its Affiliates will transfer any of their Equity Securities to any Person without the Company's prior consent.

          (b) Notwithstanding the foregoing, and subject to Sections 3.3 (including Sections 3.3(d)) and 3.4, AOL and its Affiliates may Transfer all or, from time to time, any portion of their Equity Securities:

     (i) if, after giving effect to the Transfer, the Transferee will not, to AOL's knowledge, beneficially own or have the right to acquire in excess of 5% of the outstanding Capital Stock of the Company;

     (ii) in response to a Third Party Acquisition Proposal that has been recommended or approved by the Company Board;

     (iii) to Persons who are eligible to report their ownership of Equity Securities on Schedule 13G under Section 13(g) of the Exchange Act or any successor provision;

     (iv) pursuant to a bona fide underwritten public offering or Rule 144; provided that, (A) in the case of an underwritten offering, the
           --------
           underwriters have been requested to inquire, and (B) in the case of a sale pursuant to Rule 144 that is not executed on any securities exchange or in the over-the-counter market, AOL or its representatives have inquired, whether any purchaser in such transaction will beneficially own, after giving effect to such transaction, in excess of 5% of the outstanding Capital Stock of the Company;

     (v)   upon or following a Change of Control of the Company; or

     (vi)  to any Affiliate of AOL; provided that such Affiliate shall agree in
                                    --------
           writing to be bound by the terms of this Agreement in accordance with
           Section 9.4; provided further that in the event such Transferee
                        -------- -------
           ceases to be an Affiliate of AOL, such Transferee shall Transfer any Equity Securities then held by it to AOL or another Affiliate of AOL.

           SECTION 3.2  Transferees.  Except as set forth in Section 3.1(vi), no
                        -----------
Transferee of AOL or its Affiliates will be obligated, or entitled to rights, under this Agreement.

           SECTION 3.3  Right of First Offer.  Subject to Sections 3.3(d) and
                        --------------------
3.4, AOL agrees not to Transfer any of its Equity Securities except as set forth below:

           (a)  Notice.  Prior to any Transfer of Equity Securities by AOL, AOL
                ------
shall deliver to the Company written notice (the "AOL Offer Notice"), which
                                                  ----------------
notice shall state the number of

Equity Securities proposed to be Transferred(the "AOL Offered Securities") and
                                                  ----------------------
the proposed purchase price therefor.


          (b)  Exercise.  For a period of ten (10) days following receipt of the
               --------
AOL Offer Notice, the Company shall have the option, but not the obligation, to purchase all, but not less than all, of the AOL Offered Securities for a purchase price per share in cash equal to the purchase price per share set forth in the AOL Offer Notice and on the same terms and conditions as applicable to the proposed Transfer. In the event the Company elects to purchase all of the AOL Offered Securities, the Company shall provide written notice to AOL no later than ten (10) days following receipt by the Company of the AOL Offer Notice.
Any purchase by the Company of AOL Offered Securities under this Section 3.3 shall occur as soon as practicable following the Company's election to exercise its rights under this Section 3.3, but in any event within twenty (20) days following such election. At the closing of such purchase, AOL shall deliver a certificate or certificates to the Company, duly endorsed for transfer or accompanied by stock powers duly executed, in either case executed in blank or in favor of the Company against payment of the aggregate purchase price therefor by wire transfer of immediately available funds. In the event the Company fails to elect to purchase all the AOL Offered Securities by delivery of a notice to such effect pursuant to Section 3.3(a), then the Company shall be deemed to have elected not to purchase the AOL Offered Securities pursuant to this Section 3.3.

          (c)  Completion of Transfer.  In the event the Company elects not to
               ----------------------
purchase the AOL Offered Securities pursuant to this Section 3.3, AOL may, within one hundred twenty (120) days following the expiration of the 10-day period set forth in Section 3.3(b), Transfer the AOL Offered Securities at a price not lower, and on other terms no less favorable to AOL, than those set forth in the AOL Offer Notice; provided that, if the consideration to be
                               --------
received by AOL consists in whole or in part of consideration other than cash, the portion of the price received by AOL for the Transfer of the Offered Securities consisting of such non-cash consideration shall deemed to be the Fair Market Value of such non-cash consideration as of the date AOL enters into a binding agreement with respect to the Transfer of the Offered Securities or, if no such agreement is entered into, the date of the consummation of the Transfer of the Offered Securities (it being understood that in connection with any determination of Fair Market Value which involves an Arbitrating Investment Banker, the fees and expenses of such Arbitrating Investment Banker shall be paid by AOL if it is determined that the total price to be paid to AOL for the Offered Securities is less than that set forth in the AOL Offer Notice and otherwise shall be paid by the Company). If the AOL Offered Securities are not so Transferred within such 120-day period, such securities shall again become subject to all of the terms and conditions of the Agreement and may not thereafter be Transferred except in the manner and on the terms herein provided.

          (d)  Exceptions to the Right of First Offer.  This Section 3.3 shall
               --------------------------------------
not apply to Transfers of Equity Securities by AOL made in accordance with paragraphs (ii), (iv), (v) or (vi) of Section 3.1(b).

          SECTION 3.4  Termination of Rights and Obligations.  The provisions of
                       -------------------------------------
this Article III shall terminate upon expiration of the Standstill Period.

                                  ARTICLE IV

                            EQUITY PURCHASE RIGHTS
                            ----------------------

          SECTION 4.1  Unregistered Securities Offerings.  (a)  Grant of Right.
                       ---------------------------------        --------------
Subject to Section 4.5 and the other terms and conditions of this Section 4.1, the Company hereby grants to AOL the right to subscribe for and purchase its Pro Rata Portion (or any lesser amount as AOL may elect) of any shares of Common Stock (the "Unregistered Shares") that the Company may, from time to time,
            -------------------
propose to issue (excluding Incentive Issuances) pursuant to an offering of Common Stock for cash consideration that is not registered with the SEC (each an "Unregistered Offering"). The number or amount of Unregistered Shares which AOL
 ---------------------
may subscribe for or purchase pursuant to this Section 4.1 shall be referred to as the "AOL Unregistered Shares."
        -----------------------

          (b)  Notice.  The Company shall deliver to AOL written notice (an
               ------
"Unregistered Offering Notice") of each proposed Unregistered Offering, which
-----------------------------
shall set forth the material terms and conditions of the proposed Unregistered Offering that are known to the Company at the time such notice is given, including, to the extent available, the name of any proposed purchaser(s), the names of any underwriters, placement agents, initial purchasers or similar participants in such offering, the proposed manner of disposition, the number and amount of Unregistered Shares proposed to be issued and the proposed purchase price per share (or range of purchase prices). In addition, the Company shall have the continuing obligation to (i) promptly provide (and, if available to the Company prior to the time AOL must notify the Company whether it desires to participate in such Unregistered Offering pursuant to Section 4.1(c), prior to such time) to AOL any additional material information regarding the terms of such Unregistered Offering (including changes in such terms) that becomes available to the Company, including as a result of discussions with underwriters, private placement agents, initial purchasers or similar participants in such offering and (ii) promptly provide to AOL any other information available to the Company concerning such Unregistered Offering that AOL shall reasonably request. Each Unregistered Offering Notice must be received by AOL at least fifteen (15) days prior to the proposed Unregistered Offering.

          (c)  Exercise.  At any time during the 10-day period following receipt
               --------
of an Unregistered Offering Notice, AOL may elect to purchase any or all of the AOL Unregistered Shares at the purchase price and upon the other terms and conditions upon which shares of Common Stock are actually issued in the Unregistered Offering by delivering a written notice to such effect to the Company. If (i) AOL elects to purchase AOL Unregistered Shares and after such election the price at which Unregistered Shares are issued is greater than 133% of the price specified in the Unregistered Offering Notice (or the last written notice delivered to AOL regarding such issuance of Unregistered Shares), then AOL shall be entitled to withdraw its election to purchase AOL Unregistered Shares or (ii) if AOL fails to elect to purchase AOL Unregistered Shares during such 10-day period and after such 10-day period the price at which Unregistered Shares are issued is less than 67% of the price specified in the Unregistered Offering Notice (or the last written notice delivered to AOL regarding such issuance of Unregistered Shares), then AOL shall be released from its obligations under Article VII of this Agreement for a period of sixty (60) days following the consummation of such Unregistered Offering (or, if later, the cessation of any restrictions under applicable Law or the rules of Nasdaq or any stock exchange on AOL's ability to purchase Common Stock) in order to allow AOL to purchase the number of shares of Common Stock that it could have purchased in such

Unregistered Offering. Except as provided in the following sentence, such purchase shall be consummated concurrently with the consummation of the Unregistered Offering. The closing of any purchase of AOL Unregistered Shares by AOL may be extended beyond the closing of the transaction described in the Unregistered Offering Notice to the extent necessary to obtain required governmental approvals and other necessary approvals and the Company and AOL shall use their respective reasonable best efforts to obtain such approvals.

          (d)  Completion of the Unregistered Offering.  The Company shall not
               ---------------------------------------
complete any Unregistered Offering unless it has complied with the provisions of this Section 4.1. If the Company fails to complete any Unregistered Offering within thirty (30) days following the exercise by AOL of its rights to participate in such Unregistered Offering pursuant to this Section 4.1, AOL shall thereafter be entitled to withdraw or change its election to purchase AOL Unregistered Shares and the Company shall continue to comply with this Section
4.1 until such time as the Company shall deliver to AOL a written notice that the Company is terminating such Unregistered Offering. Upon any termination of an Unregistered Offering without any shares of Common Stock having been issued, the Company shall have no obligation to issue or sell shares of Common Stock to AOL, but shall be obligated to comply with this Section 4.1 for any subsequent Unregistered Offering.

          (e)  Warrants.  Immediately following each Unregistered Offering (or
               --------
the sixty-day period specified in clause (ii) of the second sentence of Section 4.1(c), if applicable), the number of Warrant Shares shall be increased, to the extent AOL actually purchases AOL Unregistered Shares, in the aggregate by a number of shares of Common Stock equal to (x) a fraction, the numerator of which is the number of AOL Unregistered Shares which AOL actually purchased in connection with such Unregistered Offering and the denominator of which is the number of AOL Unregistered Shares which AOL was entitled to purchase in connection with such Unregistered Offering, multiplied by (y) that number of shares of Common Stock necessary to restore AOL's Ownership Percentage to the Ownership Percentage in effect immediately prior to such Unregistered Offering. Any such increase in the number of Warrant Shares shall be allocated proportionally among all Warrants unexercised at such time. Upon presentation of the Warrants to the Company by AOL, the Company shall issue to AOL new Warrants reflecting the increased number of shares of Common Stock subject
thereto.   The Company shall at all time cause to be reserved for issuance the aggregate number of Warrant Shares issuable pursuant to the Warrants.

          SECTION 4.2  Other Issuances of Common Stock.  (a)  Release from
                       -------------------------------        ------------
Standstill.  Subject to Section 4.5, in the event the Company issues shares of
----------
Common Stock other than pursuant to an Unregistered Offering or an Incentive Issuance (an "Other Share Issuance"), AOL will be released from its obligations
              --------------------
under Article VII of this Agreement for a period of sixty (60) days following its receipt of the notice described in the next sentence (or, if later, the cessation of any restrictions under applicable Law or the rules of Nasdaq or any stock exchange on AOL's ability to purchase Common Stock) in order to allow AOL to purchase a number of shares of Common Stock equal to its Pro Rata Portion of the total number of shares of Common Stock (the "Other Issuance Shares") issued
                                                 ---------------------
in such Other Share Issuance. Upon the closing of any Other Share Issuance, the Company shall notify AOL in writing of such fact and shall specify the number of shares of Common Stock issued in such Other Share Issuance.

          (b)  Warrants.  Immediately following the expiration of the 60-day
               --------
period referred to in Section 4.2(a), the number of Warrant Shares shall be increased, to the extent AOL actually purchases Other Issuance Shares, in the aggregate by a number of shares of Common Stock equal to (x) a fraction, the numerator of which is the number of Other Issuance Shares which AOL actually purchased in connection with such Other Share Issuance and the denominator of which is the number of Other Issuance Shares which AOL was entitled to purchase in connection with such Other Share Issuance multiplied by (y) that number of shares of Common Stock necessary to restore AOL's Ownership Percentage to the Ownership Percentage in effect immediately prior to such Other Share Issuance. Any such increase in the number of Warrant Shares shall be allocated proportionally among all Warrants unexercised at such time. Upon presentation of the Warrants to the Company by AOL, the Company shall issue to AOL new Warrants reflecting the increased number of shares of Common Stock subject
thereto.   The Company shall at all time cause to be reserved for issuance the aggregate number of Warrant Shares issuable pursuant to the Warrants.

          SECTION 4.3  Issuances of Convertible Securities.  (a)  Grant of
                       -----------------------------------        --------
Right. Subject to Section 4.5 and the other terms of this Section 4.3, the Company hereby grants to AOL the right to subscribe for and purchase its Pro Rata Portion (or any lesser amount as AOL may elect) of any securities exercisable for or convertible into Common Stock (the "Participation
                                                       -------------
Securities") that the Company may, from time to time, propose to issue
----------
(excluding Incentive Issuances) (each a "Participation Offering").  The number
                                         ----------------------
or amount of Participation Convertible Securities which AOL may subscribe for and purchase pursuant to this Section 4.3 shall be referred to as the "AOL
                                                                       ---
Participation Securities."
------------------------

          (b)  Notice.  The Company shall deliver to AOL written notice (a
               ------
"Participation Offering Notice") of each proposed Participation Offering, which
------------------------------
shall set forth the material terms and conditions of the proposed Participation Offering that are known to the Company at the time such notice is given, including, to the extent available, the name of any proposed purchaser(s), the names of any underwriters, placement agents, initial purchasers or similar participants in such offering, the proposed manner of disposition, the number and amount of Participation Securities proposed to be issued, a description of the conversion or exchange features of the Participation Securities and the proposed purchase price per security (or range of purchase prices) (including a description of any non-cash consideration sufficiently detailed to permit valuation thereof). In addition, the Company shall have the continuing obligation to (i) promptly provide (and, if available to the Company prior to the time AOL must notify the Company whether it desires to participate in such Participation Offering pursuant to Section 4.3(c), prior to such time) to AOL any additional material information regarding the terms of such Participation Offering (including changes in such terms) that becomes available to the Company, including as a result of discussions with underwriters, private placement agents, initial purchasers or similar participants in such offering and (ii) promptly provide to AOL any other information available to the Company concerning such Participation Offering that AOL shall reasonably request. Each Participation Offering Notice must be received by AOL at least fifteen (15) days prior to the proposed Participation Offering.

          (c)  Exercise.  At any time during the 10-day period following receipt
               --------
of a Participation Offering Notice, AOL may elect to purchase any or all of the AOL Participation Securities at the purchase (or if the purchase price includes consideration other than cash, the amount in cash equal to the fair value of such other consideration) and upon the other terms and conditions upon which the Participation Securities are actually issued by delivering a written notice to such effect to the Company. If (i) AOL elects to purchase AOL Participation Securities and after such election the price at which Participation Securities are issued is greater than 133% of the price specified in the Participation Offering Notice (or the last written notice delivered to AOL regarding such issuance of Participation Securities Shares), then AOL shall be entitled to withdraw its election to purchase AOL Participation Securities or
(ii) if AOL fails to elect to purchase AOL Participation Securities during such 10-day period and after such 10-day period the price at which Participation Securities are issued is less than 67% of the price specified in the Participation Offering Notice (or the last written notice delivered to AOL regarding such issuance of Participation Securities), then AOL shall be released from its obligations under Article VII of this Agreement for a period of sixty
(60) days in order to allow AOL to purchase the number of shares of Common Stock that would be issuable upon conversion of the all Participation Securities it could have purchased in such Participation Offering. Except as provided in the following sentence, such purchase shall be consummated concurrently with the consummation of the Participation Offering. The closing of any purchase of AOL Participation Securities by AOL may be extended beyond the closing of the transaction described in the Participation Notice to the extent necessary to obtain required governmental approvals and other necessary approvals and the Company and AOL shall use their respective reasonable best efforts to obtain such approvals.

          (d)  Completion of the Participation Offering.  The Company shall not
               ----------------------------------------
complete any Participation Offering unless it has complied with the provisions of this Section 4.3. If the Company fails to complete any Participation Offering within thirty (30) days following the exercise by AOL of its rights to participate in such Participation Offering pursuant to this Section 4.3, AOL shall thereafter be entitled to withdraw or change its election to purchase AOL Participation Securities and the Company shall continue to comply with this
Section 4.3 until such time as the Company shall deliver to AOL a written notice that the Company is terminating such Participation Offering. Upon any termination of an Participation Offering without any Participation Securities having been issued, the Company shall have no obligation to issue or sell any AOL Participation Securities to AOL, but shall be obligated to comply with this
Section 4.3 for any subsequent Participation Offering.

          SECTION 4.4  No Restrictions.  The Company shall not enter into or
                       ---------------
permit to become effective any restrictions on AOL's rights under this Article IV, whether pursuant to a contract, provision of the Certificate or Bylaws or otherwise. The Company represents to AOL that it has, and for each purchase of securities pursuant to this Article IV it will, approve the acquisition of securities by AOL for purposes of Section 203 of the General Corporation Law of the State of Delaware.

          SECTION 4.5  Termination of Equity Purchase Rights.  AOL's equity
                       -------------------------------------
purchase rights under this Article IV will expire upon the earlier of (i) December 31, 2001 or (ii) the Set Top Box Launch.

                                   ARTICLE V

                              REGISTRATION RIGHTS
                              -------------------

          SECTION 5.1  Registration on Request.
                       -----------------------

          (a)  Request.  Subject to Section 5.1(b), at any time after the date
               -------
hereof, AOL (or any other Holder; provided that no Transferee of AOL or any of
                                  --------
its Affiliates or of any Transferee may request a registration pursuant to this
Section 5.1 unless the right to make such a request was transferred to such Transferee pursuant to Section 9.3) (individually or collectively, as the case may be, the "Demand Party") may request in writing that the Company effect the
             ------------
registration under the Securities Act of an underwritten offering of all or part of such Demand Party's Registrable Securities, specifying the number of Registrable Securities proposed to be sold. Subject to the other provisions of this Section 5.1, the Company shall promptly give written notice of such requested registration to all other Holders, and thereupon will, as expeditiously as possible, use its efforts to best effect the registration under the Securities Act of:

     (i) the Registrable Securities which the Company has been so requested to register by the Demand Party; and

     (ii) all other Registrable Securities which the Company has been requested to register by any other Holder thereof by written request given to the Company within thirty (30) days after the giving of such written notice by the Company (which request shall specify the amount of such Registrable Securities), all to the extent necessary to permit the disposition of the Registrable Securities so to be registered.

          (b)  Limits on Registration Requests.  Notwithstanding Section 5.1(a):
               -------------------------------

     (i) in no event will the Company be required to effect more than four (4) registrations pursuant to this Section 5.1;

     (ii) following the nine month anniversary of the Closing, upon the request of AOL, the Company will be required to effect up to two (2) registrations pursuant to Section 5.1(a);

     (iii) except as set forth in paragraph (ii) above, the Company will not be required to effect a registration pursuant to Section 5.1(a) until the earliest of:

           (A)  the second anniversary of the date hereof;

           (B) the termination of the Commercial Agreement pursuant to the mutual agreement of the Company and AOL;

           (C) the occurrence of a Material Breach of the Commercial Agreement by the Company, so long as such Material Breach has not been cured prior to the Demand Party's request for a registration pursuant to Section 5.1(a); or

           (D) the expiration of the Commercial Agreement in accordance with its terms; and

     (iv) if AOL commits a Material Breach of the Commercial Agreement, the Company will not be obligated to file a registration statement relating to any request under this Section 5.1 prior to the earlier of (x) the expiration of a period of twelve (12) months from the date such Material Breach occurred and (y) the date such Material Breach has been cured.

           Nothing in this Section 5.1 shall operate to limit the right of any Holder to (i) request the registration of Common Stock issuable upon the exercise or conversion of any Warrants or Preferred Shares held by such Holder notwithstanding the fact that at the time of request such Holder does not hold the Common Stock underlying such Warrants or Preferred Shares or (ii) request the registration at one time of both Preferred Shares convertible into Common Stock and the Common Stock underlying any such Preferred Shares.

           (c)  Registration Statement Form.  The Company shall select the
                ---------------------------
registration statement form for any registration pursuant to this Section 5.1.

           (d)  Expenses.  In connection with registrations pursuant to this
                --------
Section 5.1:

      (i) each Holder will pay its own underwriting fees and discounts, if any, and the fees and expenses of its legal, accounting and other advisors with respect to the sale of its Registrable Securities; and

     (ii)  the Company will pay all other Registration Expenses; provided that
                                                                --------
           the Company shall not be required to pay for expenses of any registration proceeding begun pursuant to this Section 5.1 (other than SEC registration fees which the Company is able to apply to a subsequent registration statement), the request of which has been subsequently withdrawn by the Demand Party, unless (a) the withdrawal is based upon material adverse information or developments concerning the Company of which the Demand Party was not aware at the time of such request, (b) the Holders of a majority of the Registrable Securities agree to forfeit their right to one requested registration pursuant to Section 5.1 (in which event such right shall be forfeited by all Holders), (c) the Company has exercised its right to postpone such registration pursuant to Section 5.1(h), (d) any event of the kinds described in Section 6.1(f) occurs or (e) the requested registration is not timely completed due to the Company's failure to comply with any of its obligations hereunder or other actions or omissions of the Company.

           (e)  Effective Registration Statement.  A registration requested
                --------------------------------
pursuant to this Section 5.1 will not be deemed to have been effected:

      (i) unless a registration statement with respect thereto has become effective and remained effective in compliance with the provisions of the Securities Act with respect to the disposition of all Registrable Securities covered by such registration statement until the earlier of (x) such time as all of such Registrable Securities have been disposed of in accordance with the intended methods of disposition thereof set forth in such registration statement or (y) one-hundred-eighty (180) days after the effective date of such registration statement;

     (ii) if after it has become effective, the registration statement is interfered with by any stop order, injunction or other order or requirement of the SEC or other governmental agency or authority and does not thereafter become effective and remain effective for the period specified in paragraph
           (i) above; or

    (iii) if the conditions to closing specified in the underwriting agreement, if any, entered into in connection with such registration are not satisfied or waived, other than by reason of a failure on the part of the Demand Party or other Holders.

           (f)  Underwriters.  The managing underwriters for any registration
                ------------
under this Section 5.1 shall each be a nationally recognized investment banking firm and shall be selected by the Company; provided, that such underwriter(s)
                                           --------
shall be reasonably satisfactory to AOL (the "Managing Underwriters").
                                              ---------------------

           (g)  Priority in Requested Registrations. If the Managing Underwriter
                -----------------------------------
 of a requested registration pursuant to this Section 5.1 advises the Company in writing that, in its opinion, the number of securities to be included in such registration would be likely to have a material adverse effect on the price, timing or distribution of the securities to be offered in such offering as contemplated by the Holders (an "Adverse Effect"), then the Company shall
                                  --------------
 include in such registration: (i) first, 100% of the Registrable Securities
                                   -----
 requested to be included by the Demand Party and all other Holders of Registrable Securities, if any (reduced, if necessary, pro rata in proportion to the respective number of shares proposed to be included by each); (b) second, after inclusion of all the Registrable Securities proposed to be
 ------
 included in such registration by the Demand Party and the other Holders, to the extent of the amount of Equity Securities requested to be included by the Company in such registration which, in the opinion of such Managing Underwriter, can be sold without having the material adverse effect referred to above, such Equity Securities requested to be included by the Company; and (c) third, after inclusion of all the Registrable Securities proposed to be
 -----
 included in such registration by the Demand Party and the other Holders and all the Equity Securities proposed to be included by the Company, to the extent of the amount of Equity Securities requested to be included by the other stockholders of the Company in such registration which, in the opinion of such Managing Underwriter, can be sold without having the material adverse effect referred to above, such Equity Securities requested to be included by other stockholders of the Company. If the Managing Underwriter of any underwritten offering shall advise the Holders participating in a registration pursuant to this Section 5.1 that the Registrable Securities covered by the registration statement cannot be sold in such offering within a price range acceptable to the Demand Party, then the Demand Party shall have the right to notify the Company that it has determined that the registration statement be abandoned or withdrawn, in which event the Company shall abandon or withdraw such registration statement and such requested and withdrawn registration shall not be deemed to have been effected pursuant to Section 5.1(b)(i).

          (h)  Postponements in Requested Registrations.
               ----------------------------------------

     (i) If, upon receipt of a registration request pursuant to Section 5.1(a), the Company is advised in writing by the Managing Underwriter that, in such firm's opinion, a registration at the time and on the terms requested would materially adversely affect any public offering of Common Stock by the Company (other than in connection with employee benefit and similar plans) (a "Company Offering") with respect to
                                         ----------------
          which the Company has commenced preparations for a registration prior to the receipt of a registration request pursuant to Section 5.1(a) or the

          Company Board has concluded in good faith based on the written advice of an investment banking firm of national reputation that the completion of the distribution with respect to the offering contemplated by the registration request pursuant to Section 5.1(a) would have a long-term material adverse effect on the trading market for the Common Stock (an "Adverse Market Effect"), and, in either
                                    ---------------------
          case, the Company furnishes the Holders with a certificate signed by the Chief Executive Officer or Chief Financial Officer of the Company to such effect (and attaching the written advice of such Managing Underwriter or investment banking firm) (the "Transaction Delay
                                                         -----------------
          Notice") promptly after such request, the Company shall not be
          ------
          required to effect a registration pursuant to Section 5.1(a) until the earliest of (A) sixty (60) days after the completion of such Company Offering, (B) promptly after the abandonment of such Company Offering,
          (C) promptly after a determination by the Company Board that no Adverse Market Effect would occur or (D) ninety (90) days after the date of the Transaction Delay Notice.

     (ii) If upon receipt of a registration request pursuant to Section 5.1(a) or while a registration request pursuant to Section 5.1(a) is pending, the Company Board determines in its good faith reasonable judgment after consultation with its principal outside securities counsel that the filing of a registration statement would require disclosure of material information which the Company has a bona fide business purpose for preserving as confidential and the Company provides the Holders written notice (the "Information Delay Notice" and, together
                                       ------------------------
          with the Transaction Delay Notice, the "Delay Notice") thereof
                                                  ------------
          promptly after the Company makes such determination, which shall be made promptly after the receipt of any request, the Company shall not be required to comply with its obligations under Section 5.1(a) until the earlier of (A) the date upon which such material information is disclosed to the public or ceases to be material or (B) ninety (90) days after the Holders' receipt of such notice.

    (iii) Notwithstanding the foregoing provisions of this Section 5.1(h), the Company shall be entitled to serve (x) only one (1) Delay Notice with respect to any registration requested pursuant to Section 5.1(a) and
          (y) only two (2) Delay Notices in the aggregate.

          SECTION 5.2  Incidental Registrations.  (a)  If the Company at any
                       ------------------------
time after the date hereof proposes to register Equity Securities under the Securities Act (other than a registration on Form S-4 or S-8, or any successor or other forms promulgated for similar purposes), whether or not for sale for its own account, in a manner which would permit registration of Registrable Securities for sale to the public under the Securities Act, it will, at each such time, give prompt written notice to all Holders of its intention to do so and of such Holders' rights under this Agreement. Upon the written request of any such Holder made within thirty (30) days after the receipt of any such notice (which request shall specify the Registrable Securities intended to be disposed of by such Holder), the Company will use its best efforts to effect the registration under the Securities Act of all Registrable Securities which the Company has been so requested to register by the Holders thereof; provided that:
                                                                  --------

     (i) if, at any time after giving written notice of its intention to register any securities and prior to the effective date of the registration statement filed in connection with such registration, the Company shall determine for any reason not to proceed with the proposed registration of the securities to be sold by it, the Company may, at its election, give written notice of such determination to each Holder and, thereupon, shall be relieved of its obligation to register any Registrable Securities in connection with such registration (but not from its obligation to pay the Registration Expenses in connection therewith); and

     (ii) if such registration involves an underwritten offering, all Holders requesting to be included in the Company's registration must sell their Registrable Securities to the underwriters selected by the Company on the same terms and conditions as apply to the Company, with such differences, including any with respect to indemnification and liability insurance, as may be customary or appropriate in combined primary and secondary offerings.

          If a registration requested pursuant to this Section 5.2 involves an underwritten public offering, any Holder requesting to be included in such registration may elect, in writing prior to the effective date of the registration statement filed in connection with such registration, not to register all or any part of such securities in connection with such registration. Nothing in this Section shall operate to limit the right of any Holder to request the registration of Common Stock issuable upon conversion, exchange or exercise of securities, including Warrants or Preferred Shares, held by such Holder notwithstanding the fact that at the time of request such Holder does not hold the Common Stock underlying such securities. The registrations provided for in this Section 5.2 are in addition to, and not in lieu of, registrations made upon the request of any Demand Party in accordance with
Section 5.1.

          (b)  Expenses.  In connection with each registration of Registrable
               --------
Securities requested pursuant to this Section 5.2:

     (i) each Holder will pay its own underwriting fees and discounts, if any, and the fees and expenses of its legal, accounting and other advisors with respect to the sale of its Registrable Securities; and

     (ii) the Company will pay all other Registration Expenses.

          (c)  Priority in Incidental Registrations.  If a registration pursuant
               ------------------------------------
to this Section 5.2 involves an underwritten offering and the managing underwriter advises the Company in writing that, in its opinion, the number of Registrable Securities requested to be included in such registration would be likely to have a material adverse effect on the price, timing or distribution of the securities to be offered in such offering as contemplated by the Company (other than the Registrable Securities), then the Company shall include in such registration (i) first, 100% of the securities proposed to be included by the
                 -----
Company, if any, and the Holders (reduced, if necessary, pro rata in proportion to the respective number of shares proposed to be included by each; provided
                                                                    --------
that in no event shall the securities to be issued by the Company be reduced to less than 75% of the total number of securities to be included in the offering) and (b) second, to the extent of the amount of Equity Securities requested to be
        ------
included by other stockholders of the Company in such registration which, in the opinion of such managing underwriter, can be sold without having the material adverse effect referred to above, such Equity Securities requested to be included by other stockholders of the Company.

          SECTION 5.3  Additional Registration Rights.  If the Company at any
                       ------------------------------
time after the date hereof grants to any other holders of Common Stock (or securities that are convertible, exchangeable or exercisable into Common Stock) any rights to request the Company to effect the registration under the Securities Act of any such shares of Common Stock (or any such securities) on terms more favorable to such holders than the terms set forth in this Article V or Article VI, the terms of this Article V or Article VI, as the case may be, will be deemed amended or supplemented to the extent necessary to provide the Holders such more favorable rights and benefits.


                                  ARTICLE VI

                            REGISTRATION PROCEDURES
                            -----------------------

          SECTION 6.1  Registration Procedures.  If and whenever the Company is
                       -----------------------
required to use its best efforts to effect or cause the registration of any Registrable Securities under the Securities Act as provided in this Agreement, the Company will, as expeditiously as possible:

          (a) prepare and, in any event within thirty (30) days after the receipt of a request for registration, file with the SEC a registration statement with respect to such Registrable Securities and use its best efforts to cause such registration statement to become effective within ninety (90) days of the initial filing;

          (b) prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effective for a period not in excess of one-hundred-eighty (180) days and to comply with the provisions of the Securities Act and the Exchange Act with respect to the disposition of all securities covered by such registration statement during such period in accordance with the intended methods of disposition by the seller or sellers thereof set forth in such registration statement; provided, however, that before
                                                  --------  -------
filing a registration statement or prospectus, or any amendments or supplements thereto in accordance with Sections 6.1(a) or (b), the Company will furnish to AOL copies of all documents proposed to be filed, which documents will be subject to the prompt and reasonable review and comment by the Holders and their counsel; provided further that, except for any section of the prospectus, or any
         -------- -------
amendment or supplement thereto, relating to the Holders of Registrable Securities and the plan of distribution of the Registrable Securities, the content of such registration or any supplement or amendment thereto shall be within the reasonable discretion of the Company;

          (c) furnish to each seller of such Registrable Securities such number of copies of such registration statement and of each amendment and supplement thereto (in each case including all exhibits filed therewith, including any documents incorporated by reference), such number of copies of the prospectus included in such registration statement (including each preliminary prospectus and summary prospectus), in conformity with the requirements of the

Securities and such other documents as such seller may reasonably request in order to facilitate the disposition of the Registrable Securities by such seller;

          (d) use its best efforts to register or qualify such Registrable Securities covered by such registration in such jurisdictions as each seller shall reasonably request, and do any and all other acts and things which may be reasonably necessary or advisable to enable such seller to consummate the disposition in such jurisdictions of the Registrable Securities owned by such seller, except that the Company shall not for any such purpose be required to qualify generally to do business as a foreign corporation in any jurisdiction where, but for the requirements of this subsection (d), it would not be obligated to be so qualified, to subject itself to taxation in any such jurisdiction or to consent to general service of process in any such jurisdiction;

          (e) use its commercially reasonable efforts to cause such Registrable Securities covered by such registration statement to be registered with or approved by such other governmental authorities as may be necessary to enable the seller or sellers thereof to consummate the disposition of such Registrable Securities;

          (f) notify each seller of any such Registrable Securities covered by such registration statement, at any time when a prospectus relating thereto is required to be delivered under the Securities Act, of the Company's becoming aware that the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing, and at the request of any such seller, prepare and furnish to such seller a reasonable number of copies of an amended or supplemental prospectus as may be necessary so that, as thereafter delivered to the sellers of such Registrable Securities, such prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing;

          (g) otherwise use its best efforts to comply with all applicable rules and regulations of the SEC, and make available to its security holders, as soon as reasonably practicable (but not more than eighteen (18) months) after the effective date of the registration statement, an earnings statement which shall satisfy the provisions of Section 11(a) of the Securities Act;

          (h) use its best efforts to list all Registrable Securities covered by such registration statement on Nasdaq or any other national securities exchange on which Registrable Securities of the same class covered by such registration statement are then listed and, if no such Registrable Securities are so listed, on Nasdaq or any national securities exchange on which the Common Stock is then listed;

          (i) enter into such customary agreements (including an underwriting agreement in customary form), which may include indemnification provisions in favor of underwriters and other Persons in addition to, or in substitution for the provisions of Section 6.4 hereof, and take such other actions as sellers of a majority of shares of such Registrable Securities or the underwriters, if any, reasonably request in order to expedite or facilitate the disposition of such Registrable Securities;

          (j) obtain a "cold comfort" letter or letters from the Company's independent public accounts in customary form and covering matters of the type customarily covered by "cold comfort" letters as the seller or sellers of a majority of shares of such Registrable Securities shall reasonably request;

          (k) make available for inspection by any seller of such Registrable Securities covered by such registration statement, by any underwriter participating in any disposition to be effected pursuant to such registration statement and by any attorney, accountant or other agent retained by any such seller or any such underwriter, all pertinent financial and other records, pertinent corporate documents and properties of the Company, and cause all of the Company's officers, directors and employees to supply all information requested by any such seller, underwriter, attorney, accountant or agent reasonably necessary to facilitate the disposition of such securities or to establish by any such person that it conducted due diligence or a reasonable investigation of the Company in connection with such registration and disposition;

          (l) notify the Holders of Registrable Securities included in such registration statement and the managing underwriter or agent, immediately, and confirm the notice in writing:

   (i) when the registration statement, or any post-effective amendment to the registration statement, shall have become effective, or any supplement to the prospectus or any amendment to the prospectus shall have been filed;

   (ii)   of the receipt of any comments from the SEC;

   (iii) of any request of the SEC to amend the registration statement or amend or supplement the prospectus or for additional information; and

   (iv) of the issuance by the SEC of any stop order suspending the effectiveness of the registration statement or of any order preventing or suspending the use of any preliminary prospectus, or of the suspension of the qualification of the registration statement for offering or sale in any jurisdiction, or of the institution or threatening of any proceedings for any of such purposes;

          (m) use its best efforts to prevent the issuance of any stop order suspending the effectiveness of the registration statement or of any order preventing or suspending the use of any preliminary prospectus and, if any such order is issued, to obtain the withdrawal of any such order at the earliest possible moment;

          (n) if requested by the managing underwriter or agent or any Holder of Registrable Securities covered by the registration statement, promptly incorporate in a prospectus supplement or post-effective amendment such information as the managing underwriter or agent or such Holder reasonably requests to be included therein, including, with respect to the number of Registrable Securities being sold by such Holder to such underwriter or agent, the purchase price being paid therefor by such underwriter or agent and with respect to any other terms of the underwritten offering of the Registrable Securities to be sold in such offering; and make all required filings of such prospectus supplement or post-effective amendment as soon as practicable after being notified of the matters incorporated in such prospectus supplement or post-effective amendment;

          (o) cooperate with the Holders of Registrable Securities covered by the registration statement and the managing underwriter or agent, if any, to facilitate the timely preparation and delivery of certificates (not bearing any restrictive legends) representing securities to be sold under the registration statement, and enable such securities to be in such denominations and registered in such names as the managing underwriter or agent, if any, or such Holders may request;

          (p) use its best efforts to obtain for delivery to the Holders of Registrable Securities being registered and to the underwriter or agent an opinion or opinions from counsel for the Company in customary form and in form, substance and scope reasonably satisfactory to such Holders, underwriters or agents and their counsel;

          (q) cooperate with each seller of Registrable Securities and each underwriter or agent participating in the disposition of such Registrable Securities and their respective counsel in connection with any filings required to be made with the NASD or Nasdaq or any other securities exchange or self regulatory organization; and

          (r) subject to and consistent with the best judgment of the underwriters, use its commercially reasonable efforts (taking into account the interests of the Company) to make available the executive officers of the Company to participate with the Holders and any underwriters in any "road shows" or other selling efforts that may be reasonably requested by the Holders in connection with the methods of distribution for the Registrable Securities.

          SECTION 6.2  Information Supplied.  The Company may require each
                       --------------------
seller of Registrable Securities as to which any registration is being effected to furnish it with such information regarding such seller and pertinent to the disclosure requirements relating to the registration and the distribution of such securities as the Company may from time to time reasonably request in writing.

          SECTION 6.3  Restrictions on Disposition.  Each Holder agrees that,
                       ---------------------------
upon receipt of any notice from the Company of the happening of any event of the kind described in Section 6.1(f), such Holder will forthwith discontinue disposition of Registrable Securities pursuant to the registration statement covering such Registrable Securities until such Holder's receipt of the copies of the supplemented or amended prospectus contemplated by Section 6.1(f), and, if so directed by the Company, such Holder will deliver to the Company (at the Company's expense) all copies, other than permanent file copies then in such Holder's possession, of the prospectus covering such Registrable Securities current at the time of receipt of such notice. In the event the Company shall give any such notice, the period mentioned in Section 6.1(b) shall be extended by the number of days during the period from and including the date of the giving of such notice pursuant to Section 6.1(f) and to and including the date when each seller of Registrable Securities covered by such registration statement shall have received the copies of the supplemented or amended prospectus contemplated by Section 6.1(f).

          SECTION 6.4  Indemnification.  (a)  Indemnification by the Company.
                       ---------------        ------------------------------
In the event of any registration of any securities of the Company under the Securities Act pursuant to Article V, the Company shall indemnify, to the extent permitted by law, the seller of any Registrable Securities covered by such registration statement, each Affiliate of such seller and their respective directors, officers, employees and stockholders or members or general and limited partners (and any director, officer, Affiliate, employee, stockholder and controlling

Person of any of the foregoing), each Person who participates as an underwriter in the offering or sale of such securities and each other Person, if any, who controls such seller or any such underwriter within the meaning of the Securities Act (collectively, the "Indemnified Parties"), against any and all
                                   -------------------
losses, claims, damages or liabilities, joint or several, actions or proceedings (whether commenced or threatened) in respect thereof ("Claims") and expenses
                                                       ------
(including reasonable attorney's fees and reasonable expenses of investigation) to which such Indemnified Party may become subject under the Securities Act, common law or otherwise, insofar as such Claims or expenses arise out of, relate to or are based upon:

     (i) any untrue statement or alleged untrue statement of any material fact contained in any registration statement under which such securities were registered under the Securities Act, any preliminary, final or summary prospectus contained therein, or any amendment or supplement thereto; or

     (ii) any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein (in the case of a prospectus, in light of the circumstances under which they were made) not misleading.

          (b)  Limits on Indemnification by the Company.  Notwithstanding the
               ----------------------------------------
foregoing, the Company shall not be liable to any Indemnified Party in any such case to the extent, but only to the extent:

     (i) that any such Claim or expense arises out of, relates to or is based upon any untrue statement or alleged untrue statement or omission or alleged omission made in such registration statement or amendment or supplement thereto or in any such preliminary, final or summary prospectus in reliance upon and in conformity with written information regarding the seller of Registrable Securities furnished to the Company through an instrument duly executed by or on behalf of such seller specifically stating that it is for use in the preparation thereof; and

     (ii) that the foregoing indemnity with respect to any untrue statement contained in or omitted from a registration statement or the prospectus shall not inure to the benefit of any party (or any person controlling such party) who is obligated to deliver a prospectus in transactions in a security as to which a registration statement has been filed pursuant to the Securities Act and from whom the person asserting any such Claims purchased any of the Registrable Securities to the extent that it is finally judicially determined that such Claims resulted solely from the fact that such party sold Registrable Securities to a person to whom there was not sent or given, at or prior to the written confirmation of such sale, a copy of the registration statement or the prospectus, as amended or supplemented, and (x) the Company shall have previously and timely furnished sufficient copies of the registration statement or prospectus, as so amended or supplemented, to such party in accordance with this Agreement and (y) the registration statement or prospectus, as so amended or supplemented, would have corrected such untrue statement or omission of a material fact.

          (c)  Survival of the Company's Indemnification Obligation.  The
               ----------------------------------------------------
indemnity provided by this Section 6.4 will remain in full force and effect regardless of any investigation made by or on behalf of any Indemnified Party and shall survive the Transfer of securities by any seller.

          (d)  Indemnification by the Prospective Sellers.  The Company may
               ------------------------------------------
require, as a condition to including any Registrable Securities in any registration statement filed in accordance with Sections 5.1 or 5.2 herein, that it shall have received an undertaking reasonably satisfactory to it from the prospective seller of such Registrable Securities or any underwriter to indemnify (in the same manner and to the same extent as set forth in Section 6.4(a)) the Company and all other prospective sellers or any underwriter, as the case may be, with respect to any untrue statement or alleged untrue statement in or omission or alleged omission from such registration statement, any preliminary, final or summary prospectus contained therein, or any amendment or supplement thereto, if such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to the Company through an instrument duly executed by or on behalf of such seller or underwriter specifically stating that it is for use in the preparation of such registration statement, preliminary, final or summary prospectus or amendment or supplement, or a document incorporated by reference into any of the foregoing. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of the Company or any of the prospective sellers, or any of their respective Affiliates, directors, officers or controlling Persons and shall survive the Transfer of securities by any seller. In no event shall the liability of any seller of Registrable Securities hereunder be greater in amount than the dollar amount of the proceeds actually received by such seller upon the sale of the Registrable Securities giving rise to such indemnification obligation.

          (e)  Notice and Defense of Action.  Promptly after receipt by an
               ----------------------------
indemnified party hereunder of written notice of the commencement of any action or proceeding with respect to which a claim for indemnification may be made pursuant to this Section 6.4, such indemnified party will, if a claim in respect thereof is to be made against an indemnifying party, give written notice to the latter of the commencement of such action or proceeding; provided, however, that
                                                         --------  -------
the failure of the indemnified party to give notice as provided herein shall not relieve the indemnifying party of its obligations under Section 6.4, except to the extent that the indemnifying party is materially prejudiced by such failure to give notice. In case any such action or proceeding is brought against an indemnified party, unless in such indemnified party's reasonable judgment (after consultation with legal counsel) a conflict of interest between such indemnified and indemnifying parties may exist in respect of such action or proceeding, the indemnifying party will be entitled to participate in and to assume the defense thereof (at its expense), jointly with any other indemnifying party similarly notified to the extent that it may wish, with counsel reasonably satisfactory to such indemnified party, and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party will not be liable to such indemnified party for any legal or other expenses subsequently incurred by the latter in connection with the defense thereof other than reasonable costs of investigation; provided, however,
                                                              --------
that in the event that (i) the indemnifying party declines or fails to assume the defense of the action or proceeding or to employ counsel reasonably satisfactory to the indemnified party, in either case within a 30-day period,
(ii) if the indemnifying party is not vigorously defending such action or proceeding or (iii) the named parties to any proceeding (including impleaded parties) include both such indemnified party and the indemnifying party, and such indemnified party shall have been advised by counsel that there may be one or more legal defenses available to it which are different from or additional to those available to the indemnifying party, then such indemnified party may employ counsel to represent or defend it in any such action or proceeding and the indemnifying party shall pay the reasonable fees and disbursements of such counsel or other representative as incurred; provided,
                                                                   --------
however, that the indemnifying party shall not be required to pay the fees and
-------
disbursements of more than one counsel for all indemnified parties (together with appropriate local counsel) in any jurisdiction in any single action or proceeding.

          (f)  Settlement.  No indemnifying party will settle any action or
               ----------
proceeding or consent to the entry of any judgment without the prior written consent of the indemnified party, unless such settlement or judgment (i) includes as an unconditional term thereof the giving by the claimant or plaintiff of a release to such indemnified party from all liability in respect of such action or proceeding and (ii) does not involve the imposition of equitable remedies or the imposition of any obligations on such indemnified party and does not otherwise adversely affect such indemnified party, other than as a result of the imposition of financial obligations for which such indemnified party will be indemnified hereunder. No indemnified party will settle any action or proceeding or consent to the entry of any judgment without the prior written consent of the indemnifying party, unless such settlement or judgment (i) includes as an unconditional term thereof a release of such indemnifying party from all liability in respect of such action or proceeding or
(ii) the indemnifying party fails to assume and maintain the defense of the applicable action or proceeding pursuant to this Section 6.4(c).

          (g)  Contribution.
               ------------

     (i) If the indemnification provided for in this Section 6.4 from the indemnifying party is unavailable to an indemnified party hereunder in respect of any Claim or expenses referred to herein, then the indemnifying party, in lieu of indemnifying such indemnified party, to the extent permitted by applicable law, shall contribute to the amount paid or payable by such indemnified party as a result of such Claim or expenses in such proportion as is appropriate to reflect the relative fault of the indemnifying party and indemnified party in connection with the actions which resulted in such Claim or expenses, as well as any other relevant equitable considerations. The relative fault of such indemnifying party and indemnified party shall be determined by agreement of the indemnifying party and indemnified party or, failing that, by a court of law, by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact, has been made by, or relates to information supplied by, such indemnifying party or indemnified party, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such action. The amount paid or payable by a party under this Section 6.4(g) as a result of the Claim and expenses referred to above shall be deemed to include any legal or other fees or expenses reasonably incurred by such party in connection with any action or proceeding.

     (ii) The parties hereto agree that it would not be just and equitable if contribution pursuant to this Section 6.4(g) were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in Section 6.4(g)(i). No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation.

          (h)  Other Indemnification Obligations.  Indemnification similar to
               ---------------------------------
that specified in this Section 6.4 (with appropriate modifications) shall be given by the Company and each seller of Registrable Securities with respect to any required registration or other qualification of securities under any Law or with any governmental authority other than as required by the Securities Act.

          (i)  Additional Liabilities.  The obligations of the parties under
               ----------------------
this Section 6.4 shall be in addition to any liability which any party may otherwise have to any other party.

          SECTION 6.5  Required Reports.  The Company covenants that it will
                       ----------------
file the reports required to be filed by it under the Securities Act and the Exchange Act (or, if the Company is not required to file such reports, it will, upon the request of any Holder, make publicly available such information), and it will take such further action as any Holder may reasonably request, all to the extent required from time to time to enable such Holder to sell shares of Registrable Securities without registration under the Securities Act within the limitation of the exemptions provided by (i) Rule 144, as such Rule may be amended from time to time, or (ii) any similar rule or regulation hereafter adopted by the SEC. Upon the request of any Holder, the Company will deliver to such Holder a written statement as to whether it has complied with such requirements.

          SECTION 6.6  Holdback Agreement.  If any registration under Section
                       ------------------
5.1 or under Section 5.2 in which a Holder participates is in connection with an underwritten public offering, each Holder agrees not to effect any public sale or distribution, including any sale pursuant to Rule 144 under the Securities Act, of any Equity Securities of the Company (in each case, other than as part of such underwritten public offering), within seven (7) days before, or one hundred eighty (180) days (or such lesser period as the managing underwriters may permit) after, the effective date of any such registration pursuant to Sections 5.1 or 5.2, and the Company hereby also so agrees, and agrees to use reasonable efforts to cause each other holder of any equity security of the Company purchased from the Company (at any time other than in a public offering), to agree to similar limitations of like duration.

          SECTION 6.7  No Inconsistent Agreement.  The Company represents and
                       -------------------------
warrants that it will not enter into, or cause or permit any of its Subsidiaries to enter into, any agreement which conflicts with or limits or prohibits the exercise of the rights granted to the Holders of Registrable Securities in this Agreement.

                                  ARTICLE VII

                                  STANDSTILL
                                  ----------

          SECTION 7.1  Acquisition of Additional Voting Securities.  (a)
                       -------------------------------------------
Subject to Section 7.1(c) and Sections 4.1, 4.2 and 4.3, during the Standstill Period, AOL hereby agrees that it may not, and that it will not permit its controlled Affiliates to, without the prior approval of the Company Board (excluding, for purposes of such approval, the AOL Representative):

   (i) acquire or agree to acquire the beneficial ownership of any additional Equity Securities of the Company or any voting rights with respect to the Capital Stock of the Company; provided that the foregoing
                                            --------
          restrictions shall not apply to any acquisition or proposed acquisition of beneficial ownership of any additional Voting Securities of the Company:

          (x) which is by way of stock dividends, stock reclassifications or other distributions or offerings made available on a pro rata basis to holders of Equity Securities of the Company generally; or

          (y) involves Equity Securities acquired from the Company (including upon exercise of the Warrants, conversion of Preferred Shares and Participation Securities or pursuant to Article IV) or otherwise in accordance with the provisions of this Agreement and the other Transaction Agreements;

   (ii) make, or in any way participate in, any "solicitation" of "proxies" (as such terms are defined or used in Regulation 14A under the Exchange Act) to vote any Voting Securities of the Company or seek to influence any Person with respect to the voting of any Voting Securities of the Company or publicly announce its intention to do so;

   (iii) make any public announcement with respect to, or submit any offer or purchase proposal that is required under applicable law to be made public by the Company for, any Acquisition Proposal;

   (iv) act, either independently or in concert with others, in connection with any Acquisition Proposal, or form or join a Group; provided that
                                                                  --------
          this Section 7.1(a)(iv) shall not restrict AOL from acting independently to submit an Acquisition Proposal that is not prohibited under paragraph (iii) of this Section 7.1(a); or

   (v) make any demand, request or proposal to amend, waive or terminate any provision of this Section 7.1

(collectively, the "Acquisition Restrictions").
                    ------------------------

          (b) Nothing contained in this Section 7.1 shall be construed to limit or restrict any action taken in good faith by the AOL Representative or AOL Observer in his or her capacity as a Director or observer on the Company Board.

          (c) The Acquisition Restrictions will cease to apply from and after such time as (i) the Company materially breaches any of its obligations under
Section 7.1(e) or Article VIII of this Agreement, (ii) the Company materially breaches its obligations under Sections 6.2 or 6.3 of the Investment Agreement or (iii) the Company or any representative of the Company delivers confidential information to any Third Party who has expressed an interest in making, or has made, an Acquisition Proposal and such Third Party has not entered into a "standstill" agreement or other agreement containing restrictions similar to those contained in this Section 7.1 with the Company.

          (d) Notwithstanding the Acquisition Restrictions, AOL shall be permitted to file one or more amendments to its Schedule 13D and any other similar or successor forms required to be filed with the SEC to reflect any proposals or announcements it is not prohibited from making, or other actions it is not prohibited from taking, pursuant to this Section 7.1.

          (e) In the event (i) the Company or any representative of the Company solicits an Acquisition Proposal or any interest in making an Acquisition Proposal from any Third Party or (ii) the Company receives an unsolicited Acquisition Proposal which it determines to consider, then AOL shall be notified promptly, but in any event, within five (5) Business Days of such event and will be released from the Acquisition Restrictions to the extent required in order to submit an Acquisition Proposal to the Company and participate in the process developed by the Company for consideration of Acquisition Proposals (if any), so long as AOL agrees to be bound by the same rules (if any) as are applicable to other Third Parties participating in such process; provided, however, in no
                                                   --------  -------
event will AOL be required to agree to any rules governing the conduct of any Third Party that are in any way more restrictive to AOL than its obligations contained in this Section 7.1.

          (f) If the Company or any representative of the Company at any time delivers confidential information to any Third Party who has expressed an interest in making, or has made, an Acquisition Proposal and such Third Party has entered into a "standstill" agreement with the Company which contains terms that are more favorable to such Third Party than AOL's obligations under this
Section 7.1, then the Acquisition Restrictions and the other provisions of this
Section 7.1 shall be deemed amended or supplemented to the extent necessary to provide AOL with the benefit of such more favorable terms.


                                 ARTICLE VIII

                     RIGHT OF NOTIFICATION AND FORBEARANCE
                     -------------------------------------

          SECTION 8.1  Right of Notification.  (a)  During the Standstill
                       ---------------------
Period, the Company will notify AOL in writing within five (5) Business Days of
(i) its receipt of a bona fide Acquisition Proposal from a Third Party, (ii) the determination by the Company Board to solicit any Acquisition Proposal from a Third Party, and (iii) the determination by the Company Board to provide confidential information to, or enter into negotiations or discussions with, a Third Party who has expressed an interest (which Third Party in the case of clause (iii) has included a potential price or price range which the Company Board has determined warrants exploration) in making, or has made, an Acquisition Proposal (each, an "Acquisition Proposal Notice").
                                ---------------------------

          (b) Within two (2) Business Days of receipt of any Acquisition Proposal Notice, AOL may provide a list of at least fifteen (15) entities, each of which AOL in good faith deems to be (i) capable of completing an acquisition of the Company and (ii) either (w) a television or film media company, (x) a video service operator, (y) an Internet service provider or (z) a company providing interactive video services or enabling platform technologies.

          (c) Within one (1) Business Day of the Company's receipt of such list, the Company will specify whether or not the Third Party making such Acquisition Proposal or expressing interest in making an Acquisition Proposal is or is an Affiliate of one of the entities set forth on such list.

          SECTION 8.2  Forbearance.  During the Standstill Period, the Company
                       -----------
shall not enter into any agreement, letter of intent or similar document (whether binding or not) with respect to any Acquisition Proposal prior to the expiration of a five (5) Business Day period following delivery of an Acquisition Proposal Notice under paragraph (ii) or (iii) of Section 8.1(a), relating to such Acquisition Proposal.

          SECTION 8.3  Other Rights.  If the Company at any time after the date
                       ------------
hereof grants to any Person(s) any rights of notification or forbearance with terms that are more favorable to such Person(s) than the terms set forth in this
Article VIII, the terms of this Article VIII will be deemed amended or supplemented to the extent necessary to provide AOL such more favorable terms.


                                  ARTICLE IX

                                 MISCELLANEOUS
                                 -------------


          SECTION 9.1  Termination.  (a)  Except as specifically set forth
                       -----------
herein, the provisions of this Agreement shall terminate as follows:

   (i)    by mutual agreement of the parties;

   (ii)   at such time as no Holder holds any Registrable Securities; or

   (iii) upon the termination of the Investment Agreement prior to the closing of the issuance of the Shares, Preferred Shares (if any) and Warrants thereunder.

          (b) Nothing herein shall relieve any party from any liability for the breach of any of the agreements set forth in this Agreement.

          SECTION 9.2  Amendments and Waivers.  Except as otherwise provided
                       ----------------------
herein, no modification, amendment or waiver of any provision of this Agreement shall be effective against any party hereto unless such modification, amendment or waiver is approved in writing by such party. The failure of any party to enforce any of the provisions of this Agreement shall in no way be construed as a waiver of such provisions and shall not affect the right of such party thereafter to enforce each and every provision of this Agreement in accordance with its terms.

          SECTION 9.3  Successors, Assigns and Transferees.  This Agreement
                       -----------------------------------
shall bind and inure to the benefit of and be enforceable by the parties hereto and their respective successors, permitted assigns and Transferees. Except as expressly provided herein, this Agreement may not be assigned without the prior written consent of the other party, except that (i) AOL may assign its rights and obligations hereunder to any of its Affiliates and (ii) AOL (or any Transferee of Equity Securities) may assign any or all of its rights under Articles V and VI to any Transferee of Equity Securities.

          SECTION 9.4  Notices.  (a)  All notices required or permitted
                       -------
hereunder shall be in writing and shall be deemed effectively given (i) upon personal delivery to the party to be notified, (ii) when sent by confirmed telex or facsimile if sent during normal business hours of the recipient or, if not, then on the next Business Day, (iii) five (5) days after having been sent by registered or certified mail, return receipt requested, postage prepaid or (iv) one (1) Business Day after deposit with a nationally recognized overnight courier, specifying next day delivery, with written verification of receipt.

          (b)   All communications shall be sent as follows:

          (i) to the Company and AOL, to their respective addresses specified in Section 7.10 of the Investment Agreement;

          (ii) to any other Holder, to the address of such Holder as shown in the stock record books of the Company; or

          (iii) to such other address for any party as it may specify by like notice.

          SECTION 9.5  Further Assurances.  At any time or from time to time
                       ------------------
after the date hereof, the parties agree to cooperate with each other, and at the request of any other party, to execute and deliver any further instruments or documents and to take all such further action as the other party may reasonably request in order to evidence or effectuate the consummation of the transactions contemplated hereby and to otherwise carry out the intent of the parties hereunder.

          SECTION 9.6  Entire Agreement.  Except as otherwise expressly set
                       ----------------
forth herein, this document and the other Transaction Agreements embody the complete agreement and understanding among the parties hereto with respect to the subject matter hereof and supersede and preempt any prior understandings, agreements or representations by or among the parties, written or oral, that may have related to the subject matter hereof in any way.

          SECTION 9.7  Delays or Omissions.  It is agreed that no delay or
                       -------------------
omission to exercise any right, power or remedy accruing to any party, upon any breach, default or noncompliance by another party under this Agreement, shall impair any such right, power or remedy, nor shall it be construed to be a waiver of any such breach, default or noncompliance, or any acquiescence therein, or of or in any similar breach, default or noncompliance thereafter occurring. It is further agreed that any waiver, permit, consent or approval of any kind or character on the part of any party hereto of any breach, default or noncompliance under this Agreement or any waiver on such party's part of any provisions or conditions of this Agreement, must be in writing and shall be effective only to the extent specifically set forth in such writing. All remedies, either under this Agreement, by law, or otherwise afforded to any party, shall be cumulative and not alternative.

          SECTION 9.8  Governing Law; Jurisdiction; Waiver of Jury Trial.  This
                       -------------------------------------------------
Agreement shall be governed in all respects by the laws of the State of New York, except, in the case of the Company and with respect to Section 2.1, to the extent that the General Corporation Law of the State of Delaware is applicable. Any suit, action or proceeding with respect to this Agreement may be brought in any court or before any similar authority in a court of competent jurisdiction in the State of New York, and the parties hereto hereby submit to the non-exclusive jurisdiction of such courts for the purpose of such suit, proceeding or judgment. Each of the parties hereto hereby irrevocably and unconditionally waives trial by jury in any legal action or proceeding in relation to this Agreement and for any counterclaim therein.

          SECTION 9.9  Severability.  In case any provision of this Agreement
                       ------------
shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

          SECTION 9.10  Enforcement.  Each party hereto acknowledges that money
                        -----------
damages would not be an adequate remedy in the event that any of the covenants or agreements in this Agreement are not performed in accordance with its terms, and it is therefore agreed that in addition to and without limiting any other remedy or right it may have, the non-breaching party will have the right to an injunction, temporary restraining order or other equitable relief in any court of competent jurisdiction enjoining any such breach and enforcing specifically the terms and provisions hereof.

          SECTION 9.11  Titles and Subtitles.  The titles of the sections and
                        --------------------
subsections of this Agreement are for convenience of reference only and are not to be considered in construing this Agreement.

          SECTION 9.12  Counterparts; Facsimile Signatures.  This Agreement may
                        ----------------------------------
be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one instrument. This Agreement may be executed by facsimile signature(s).


                 [Remainder of page intentionally left blank.]

          IN WITNESS WHEREOF, the parties hereto have executed the STOCKHOLDERS AND REGISTRATION RIGHTS AGREEMENT as of the date set forth in the first paragraph hereof.


                              TIVO INC.


                              By: /s/ Michael Ramsay
                                 -------------------------------
                                 Name:   Michael Ramsay
                                 Title:  Chief Executive Officer and Chairman
                                         of the Board of Directors (Principal
                                         Executive Officer)


                              AMERICA ONLINE, INC.


                              By:/s/ David M. Colburn
                                 -------------------------------
                                 Name:  David M. Colburn
                                 Title: President, Business Affairs